RIVIERA HOLDINGS CORPORATION




William L. Westerman
Chairman of the Board

April 2, 1998



State Street Bank and Trust Company of California, N.A.
725 South Figueroa Street
Suite 3100
Los Angeles, CA  90017

Attention:        Corporate Trust Department
                  R&E Gaming Corp. 1997 Escrow)

Gentlemen:

All capitalized terms, which are not defined herein, have the same meaning as in the Escrow Agreement.

Riviera Holdings Corporation (the "Company") hereby certifies that the Riviera Merger Agreement has been terminated by the Company pursuant to termination events each of which is not a Non-Payment Termination Event. You are requested to deliver notice to the LC Issuers as provided in the Letters of Credit and, upon receipt of the funds from the Letters of Credit, shall deliver such funds, together with the Cash Interest (as defined in the Escrow Agreement) promptly to the Company.

The foregoing will constitute the company Certificate required by Section 3 of the Escrow Agreement.

Referring to the letter to you dated April 2, 1998 from R&E Gaming Corp. ("Gaming"), please be advised that this letter shall also constitute the Company Contesting Certificate by which the Company contests Gaming's demands set forth in its letter of April 2, 1998. You are hereby directed not to return the Letters of Credit, or any other proceeds, held in escrow to R&E Gaming Corp.

Very truly yours,

RIVIERA HOLDINGS CORPORATION



By: /s/ William L. Westerman
   -------------------------
     William L. Westerman

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cc:  Skadden, Arps, Slate, Meagher & Flom LLP   Musick, Peeler & Garrett LLP
     300 South Grand Avenue, Suite 3400         One Wilshire Blvd.
     Los Angeles, CA  90071                     Los Angeles, CA  90017-3383
     Fax: (213) 687-5600                        Fax: (213) 624-1376
     Attention: Brian J. McCarthy, Esq.         Attention: Richard P. Crane, Jr., Esq.


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